Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	Christiane Pelz
408-952-8402	415-433-3777
investorrelations@raesystems.com	CPelz@lhai.com
RAE Systems Reports Third Quarter 2007 Results
•	Reports Record Revenue of $25.3 Million, Up 37% over Third Quarter 2006

•	Delivers Net Income from Continuing Operations of $0.01 per Share

•	Provides 2007 Revenue Guidance of $90 Million to $93 Million
SAN JOSE, Calif. – November 1, 2007 – RAE Systems Inc. (AMEX: RAE), a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical and radiation detection monitors and networks for industrial applications and homeland security, reported financial results and business highlights for the third quarter and nine months ended September 30, 2007.
Third Quarter 2007 Financial Results
For the third quarter of 2007, RAE Systems reported revenue from continuing operations of $25.3 million, a 37 percent increase, compared with revenue of $18.5 million for the same quarter in 2006, and a 26 percent increase over second quarter 2007 revenue of $20.1 million. The growth reflects strong sales increases in each of our existing markets and includes the contribution from RAE Fushun formed in late December 2006.
Gross margin from continuing operations for the quarter was 53 percent, compared with 54 percent for the third quarter of 2006. Total operating expenses were $12.2 million, or 48 percent of revenue, for the third quarter of 2007, compared with $9.2 million, or 50 percent of revenue, for the third quarter of 2006.
During the third quarter, the company discontinued its digital video business resulting in a net loss from discontinued operations of $3.3 million, or $0.05 per share. Income from continuing operations for the quarter was $0.9 million, or $0.01 per share. The consolidated net loss for the third quarter of 2007 was $2.4 million, or $0.04 per share, compared with a net income of $0.5 million or $0.01 per share for the third quarter of 2006.
September 30, 2007 Nine Month Financial Results
Revenue was $63.3 million and $46.8 million for the nine months ended September 30, 2007 and 2006, respectively, representing a year-over-year increase of $16.5 million, or 35 percent. The consolidated net loss for the nine months ended September 30, 2007 was $7.2 million, or $0.12 per share, compared with a net loss of $0.6 million, or $0.01 per share, for the nine month period ended September 30, 2006.
Robert Chen, RAE Systems chief executive officer, said, “We are focused on delivering energy, infrastructure and environmental safety solutions worldwide. We are building an international infrastructure to manufacture and market our products worldwide. Our management team remains focused on fueling strong revenue growth, while implementing cost controls. We expect full year 2007 revenue to be in the range of $90 million to $93 million. With our improved sales and infrastructure, we are well positioned in each of the geographic markets we serve. As a result, we expect continued revenue growth in 2008 and to be profitable for the full year.”
Third Quarter 2007 New Product and Region Business Highlights
Americas business highlights:
•	Competed for and won multiple U.S. Government orders including orders from the Environmental Protection Agency (EPA), the Federal Emergency Management Agency (FEMA), the United States Postal Inspectors Service (USPIS), U.S. military, as well as multiple orders from state and municipal first responders.

•	Won multiple orders from oil, natural gas and petrochemical companies.

•	Secured new orders for portable and wireless radiation detectors from several states and gained traction for the new MiniRAE 3000, the third generation photoionization detector introduced in June.

•	Provided training for 12 of the U.S. National Guard WMD Civil Support Teams.
Asia business highlights:
•	Continued to win new business in the energy sector, including oil, gas and coal.

•	Shipped fixed combustible and toxic gas monitors for the continuation of facility upgrades for oil and gas companies.

•	Expanded industrial sector business with sales of more personal protection equipment, including breathing apparatus and mobile quick breathing air filling stations is increasing.

•	Captured the growing demand in petrochemicals for high-end products, such as wireless equipped combustible and toxic gas monitors including AreaRAE Rapid Deployment Kits.

•	Signed contracts with long-term and new steel industry customers to provide gas monitors for production expansion and new facilities.
Europe and Middle East business highlights:
•	Continued to gain market share with single gas hydrogen sulfide detectors and wireless AreaRAE Rapid Deployment Kits.

•	Exhibited at the bi-annual A+A International Industrial Safety Show in Dusseldorf, Germany, the largest worker safety tradeshow in the world in September

•	In October, opened the new European headquarters to better position RAE Systems to capture the expected growth in this region.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include multi-sensor chemical detection, wireless gas detection, radiation and digital video monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 65 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$8,158	$18,119
Short-term investments	—	3,248
Trade notes receivable	1,661	1,977
Accounts receivable, net of allowances of $1,510 and $843, respectively	24,597	16,966
Accounts receivable from affiliate	195	154
Inventories, net	17,994	15,382
Prepaid expenses and other current assets	3,677	2,530
Income taxes receivable	2,507	968
Deferred tax assets, current	1,106	935

Total current assets	59,895	60,279

Property and equipment, net	16,284	15,120
Acquisition in-progress	—	820
Intangible assets, net	3,271	5,304
Goodwill	3,058	3,760
Investment in unconsolidated affiliate	387	420
Deferred tax assets, non-current	2,864	3,402
Other assets	1,668	648

Total assets	$87,427	$89,753

LIABILITIES, MINORITY INTEREST IN CONSOLIDATED ENTITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,684	$7,187
Accounts payable to affiliate	343	360
Account payable to Fushun shareholders	1,516	3,926
Bank line of credit	6,719	—
Accrued liabilities	8,382	8,793
Notes payable to related parties, current	183	822
Income taxes payable	—	520
Deferred revenue, current	1,526	2,030

Total current liabilities	26,353	23,638

Deferred revenue, non-current	555	736
Deferred tax liabilities, non-current	448	438
Other long-term liabilities	1,246	1,045
Notes payable to related parties, non-current	2,327	3,222

Total liabilities	30,929	29,079

MINORITY INTEREST IN CONSOLIDATED ENTITIES	4,614	4,495

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,177,892 and 59,274,596 shares issued and outstanding, respectively	59	59
Additional paid-in capital	60,499	58,828
Accumulated other comprehensive income	2,639	1,245
Accumulated deficit	(11,313)	(3,953)

Total stockholders’ equity	51,884	56,179

Total liabilities, minority interest in consolidated entities and shareholders’ equity	$87,427	$89,753

RAE Systems Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$25,333	$18,489	$63,323	$46,816
Cost of sales	12,011	8,588	30,880	21,743

Gross profit	13,322	9,901	32,443	25,073

Operating expenses:
Sales and marketing	6,021	4,040	17,323	12,531
Research and development	1,819	1,478	5,314	4,204
General and administrative	4,326	3,651	13,417	9,653
Adjustment to lease abandonment accrual	—	—	(595)	—

Total operating expenses	12,166	9,169	35,459	26,388

Operating income (loss) from continuing operations	1,156	732	(3,016)	(1,315)
Other income (expense):
Interest income	26	195	145	629
Interest expense	(316)	(73)	(468)	(159)
Other, net	243	53	328	217
Equity in gain (loss) of unconsolidated affiliate	40	(54)	(35)	(235)

Income (loss) from continuing operations before income taxes and minority interest	1,149	853	(3,046)	(863)
Income tax benefit (expense)	(270)	(199)	(403)	286

Income (Loss) before minority interest	879	654	(3,449)	(577)
Minority interest in income (loss) of consolidated subsidiaries	(4)	(69)	35	76

Income (loss) from continuing operations	875	585	(3,414)	(501)
Loss from discontinued operations, net of tax	3,291	73	3,776	73

Net income (loss)	$(2,416)	$512	$(7,190)	$(574)

Basic net income (loss) per share
Continuing operations	$0.01	$0.01	$(0.06)	$(0.01)
Discontinued operations	(0.05)	—	(0.06)	—

Basic net income (loss) per share	$(0.04)	$0.01	$(0.12)	$(0.01)

Diluted net income (loss) per share
Continuing operations	$0.01	$0.01	$(0.06)	$(0.01)
Discontinued operations	(0.05)	—	(0.06)	—

Diluted net income (loss) per share	$(0.04)	$0.01	$(0.12)	$(0.01)

Weighted average common shares outstanding — Basic	58,889	58,546	58,806	58,179
Stock options and warrants	723	942	—	—

Weighted average common shares outstanding — Diluted	59,612	59,488	58,806	58,179

The following table sets forth the components of our Condensed Consolidated Statements of Operations as a percentage of net sales:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	100%	100%	100%	100%
Cost of sales	47%	46%	49%	46%

Gross profit	53%	54%	51%	54%

Operating expenses:
Sales and marketing	24%	22%	27%	27%
Research and development	7%	8%	8%	9%
General and administrative	17%	20%	21%	21%
Adjustment to lease abandonment accrual	0%	0%	-1%	0%

Total operating expenses	48%	50%	55%	57%

Operating income (loss) from continuing operations	5%	4%	-4%	-3%
Other income (expense):	0%	0%	0%	0%
Interest income	0%	1%	0%	1%
Interest expense	-1%	0%	-1%	0%
Other, net	1%	0%	1%	0%
Equity in gain (loss) of unconsolidated affiliate	0%	0%	0%	-1%

Income (loss) from continuing operations before income taxes and minority interest	5%	5%	-4%	-3%
Income tax benefit (expense)	-1%	-1%	-1%	1%

Income (loss) before minority interest	4%	4%	-5%	-2%
Minority interest in income (loss) of consolidated subsidiaries	0%	0%	0%	0%

Income (loss) from continuing operations	4%	4%	-5%	-2%
Loss from discontinued operations, net of tax	13%	0%	6%	0%

Net income (loss)	-9%	4%	-11%	-2%